UNITED STATES BANKRUTPCY COURT
                    SOUTHERN DISTRICT OF FLORIDA
                       WEST PALM BEACH DIVISION

                                                  CASE NO. 04-35435-SHF
IN RE:                                            Chapter 11 Proceedings
eCom eCom.com, Inc.
Debtor.


                        INTERIM ORDER AUTHORIZING
              DEBTOR-IN-POSSESSION TO OBTAIN POST-PETITION
                FINANCING AND SCHEDULING A FINAL HEARING
                ----------------------------------------

THIS CAUSE came before the Court on June 6, 2005 upon the scheduled emergency hearing ("Hearing") on the "Debtor-in-Possession's Motion for Interim and Final Orders (A) Authorizing the Debtor to Obtain Post-Petition Financing, and (B) Scheduling Final Hearing" ("Motion"), and the Court, having reviewed the file, having heard arguments of counsel, having determined that the Estate will suffer immediate and irreparable harm in the event relief is not granted on an interim basis and that good and sufficient cause exist in support of the relief requested, having further determined that American Capital Holdings, Inc. ("AmCap") will extend financing in good-faith, and being otherwise fully advised in the premises, it is

       ORDERED as follows:

       1.   The Motion is GRANTED as follows:

            -(a) the Debtor is authorized to obtain post-petition financing in the amount of $100,000.00 from AmCap on the terms and conditions set forth in the Motion and announced on the record at the Hearing ("DIP Financing");


             (b) the Debtor is authorized to perform all acts, and execute and comply with the terms of such other documents, instruments and agreements as AmCap may reasonably require, as evidence of and for the protection of the DIP Financing, or which otherwise may be deemed reasonably necessary by AmCap to effectuate the terms and conditions of this Interim Order; and

             (c) AmCap is a good-faith lender and, therefore, is entitled to the protections afforded under 11 U.S.C. section 364(e).

       2. The provisions of this Interim Order shall be effective immediately Upon entry by the Court pursuant to Rules 6004(g), Fed.R.Bankr.P.


       3. Pursuant to Rule 4001(c), Fed.R.Bankr.P., a final hearing on the Motion is scheduled for July 25, 2005 at 1:30 P.M. at 1675 Palm Beach Lakes Boulevard, 8* Floor, West Palm Beach Florida, 33401, and no separate notice of hearing shall be required.



    DONE AND ORDERED in the Southern District of Florida June 14, 2005

                             /s/ Steven H. Friedman
                             ----------------------
                               STEVEN H. FRIEDMAN
                           United States Bankruptcy Judge


Copies furnished to:

Michael D. Seese, Esq.
Attorney SEESE is directed to serve a conforming copy of this Order upon all creditors and parties in interest.




eCom.com, Inc.
8125 Monetary Drive, #H4
Riviera Beach, FL 33404

Ronald Scott Kaniuk, Esq.
1555 Palm Beach Lakes Blvd.
#1510
West Palm Beach, EL 33401

American Capital Holdings, Inc.
100 Village Square Crossing
#202
Palm Beach, FL 33410

ACHI Inc.
601 Seafarer Circle
Jupiter, FL 33477
Palm Beach County Tax Collector
P.O. Box 3715
West Palm Beach, FL 33402

Richard Tuner
4200 Oak Street
Palm Beach, FL 33418

IRS
Special Procedures - Insolvency
Stop 5760
P.O. Box 17167
Fort Lauderdale, FL 33318

Assistant U.S. Trustee
51 N.W. 1 Avenue
#1204
Miami, FL 33130

Florida Dept. of Revenue
P.O.Box 6668
Bankruptcy Division Tallahassee, FL 32314-6668



AT&T
P.O. Box 8212
Aurora, DL 60572-8212

Bell South
P.O. Box 1262
Charlotte, NC 28201-1262

Florida Atlantic Stock Transfer
7130 Nob Hill Road
Tamarac, FL 33321

Grant & Leatherwood, P.A.
105 North Spring Street
Greenville, SC   29601

Wiesneck, Andres & Co.
772 U.S. Highway 1
North Palm Beach, FL 33408

Barney A. Richmond
601 Seafarer Circle Apt. 402
Jupiter, FL 33477

David & Barbara Panaia
8125 Monetary Drive
Suite H5
Riviera Beach, FL 33404



























                            UNITED STATES BANKRUPTCY COURT
                             SOUTHERN DISTRICT OF FLORIDA
                               WEST PALM BEACH DIVISION

In re:
eCom eCom.com, Inc.
     Debtor.
                                             CASE NO.: 04-35435-BKC-SHF

                                CERTIFICATE OF SERVICE

      I HEREBY CERTIFY that a copy of the Interim Order Authorizing Debtor-in-Possession to Obtain Post-Petition Financing and Scheduling a, Final Hearing was served via U.S. Mail this 28th day of June, 2005, to all parties on the attached Service List.

      I HEREBY CERTIFY that I am admitted to the Bar of the United States District Court for the Southern District of Florida and I am in compliance with the additional qualifications to practice in this Court set forth in Local Rule 2090-l(A).

Respectfully submitted,


KLUGER, PERETZ, KAPLAN & BERLIN, P.L.
Attorneys for Trustee, MARIKA TOLZ
Miami Center - 17th Floor
201 South Biscayne Boulevard
Miami, Florida 33131
Telephone: (305) 379-9000

By:    /s/ Michael D. Seese
       --------------------
       Michael D. Seese
       Fla. Bar No. 997323